Exhibit 99.2

                      AGREEMENT AND MUTUAL GENERAL RELEASE

         This Agreement and Mutual General Release ("Agreement") is made and entered into as of this 5th day of January 2004 by and among New Life Holdings, LLC, a California limited liability company ("Investor") and Pacific Premier Bancorp, Inc., a Delaware corporation ("Borrower") and Pacific Premier Bank ("Bank"), a federally chartered savings bank, with reference to the following facts:

A. Investor and Borrower are parties to a certain Note and Warrant Purchase Agreement dated November 20, 2001 (the "Note and Warrant Purchase Agreement"), pursuant to which, among other things, Borrower issued a $12 million senior secured note to Investor (the "Note"), which Note was repaid in full by Borrower on October 17, 2003.

B. There are certain continuing covenants and obligations under the Note and Warrant Purchase Agreement which survive the repayment of the Note and the parties hereto wish to terminate certain of such provisions, to amend certain of such provisions and to acknowledge the continuance of certain of such provisions.

C. The parties wish to settle a dispute with respect to claims made for the payment of certain legal fees under the Note and Warrant Purchase Agreement to Investor.

         NOW, THEREFORE, the parties hereto agree as follows:

1.       Note and Warrant Purchase Agreement
         -----------------------------------

     (a) Section 9.6 of the Note and Warrant Purchase Agreement is revised to read in full as follows:

                  "9.6 Corporate Governance. As soon as practical following the execution of this Agreement, Investor shall cause the three Board members previously designated by Investor, Ezri Namvar ("Namvar"), Richard Marr ("Marr") and Thomas Palmer ("Palmer"), to submit their immediately effective written resignations from the Board of Directors of the Borrower, from the Board of Directors of the Bank and from any committees of the Board of Directors of Borrower or the Bank. Investor shall have no further right to designate any directors to the Board of Directors of the Borrower or the Bank. As soon as practical following the execution of this Agreement, Borrower shall use its best efforts to cause the resulting board vacancy created by Mr. Namvar's resignation, whose unexpired term runs until the 2005 annual meeting of shareholders of Borrower, to be filled by Roy Henderson, and the resulting board vacancy of

                  Mr. Palmer, whose unexpired term runs until the 2004 annual meeting of shareholders of Borrower, to be filled by Sam Yellin. Further, Borrower agrees, subject to the consent of Mr. Yellin, to cause the nomination of Sam Yellin to Borrower's proposed slate of directors to be nominated for election at Borrower's 2004 annual meeting of shareholders. The resulting board vacancy caused by the resignation of Mr. Marr shall be left vacant; provided, however, that on or before the date of Borrower's 2004 annual meeting of shareholders, Borrower shall use its best efforts to fill the vacancy on the Board created by Mr. Marr's vacancy, provided, further, that such vacancy shall be filled only by a director who (i) meets the standards for an "independent director" under the rules and regulations of the Securities and Exchange Commission ("SEC") and Nasdaq, and (ii) is approved by a majority of Borrower's Board of Directors, provided that included in such majority shall be Messrs. Yellin and Henderson (if Directors of Borrower at that time). If Mr. Henderson or Mr. Yellin resign from the Board of Directors of Borrower at any time prior to Borrower's 2005 annual meeting of shareholders, such vacancy shall be filled only by a director who (i) meets the standards for an "independent director" under the rules and regulations of the Securities and Exchange Commission ("SEC") and Nasdaq, and (ii) is approved by a majority of Borrower's Board of Directors, provided that included in such majority shall be whichever of Messrs. Yellin and Henderson remains on the Board following such resignation. It is acknowledged and agreed that directors Henderson and Yellin shall join the Board of Directors of the Borrower and Bank independent of any "designation" by Investor and will be independent directors on the respective Boards, subject to their continuing to meet the director independence standards of the SEC and Nasdaq. Borrower and the Bank shall continue to perform their respective obligations to Messrs. Namvar, Marr and Palmer with respect to indemnification from Borrower and/or the Bank related to his services as a director of PPBI and/or the Bank, as such indemnification rights are provided for under applicable law, under any charter or by-law provision of PPBI or the Bank or pursuant to any existing indemnification agreement between the Director and PPBI and/or the Bank."

               (b) The following provisions of the Note and Warrant Purchase Agreement shall remain in full force and effect, and shall continue in full force and effect until the originally scheduled expiration of such provisions as provided for in the Note and Warrant Purchase Agreement.

                    (i)  Section 16.6 (Notices);
                    (ii) Section 16.7 (Governing Law);
                    (iii) Section 16.8 (Submission to Jurisdiction: Waiver of
                         Service and Venue);

                    (iv) Section 16.9 (Indemnification);
                    (v)  Section 16.10 (Registration
                         Rights); and
                    (vi) Section 16.15 (Waiver of Right to Trial by Jury).



               (c) Except as expressly provided in this Section 1, the terms and provisions of the Note and Warrant Purchase Agreement are hereby terminated and are of no further force and effect; provided, the Warrant to purchase 1,166,400 shares (subject to adjustment) of Borrower dated January 14, 2002 (the "Warrant") issued to Investor pursuant to the Note and Warrant Purchase Agreement shall remain outstanding subject to the terms of such Warrant.

               (d) Concurrent with the execution of this Agreement, Directors Namvar, Palmer and Marr have delivered resignation letters in substantially the form of Exhibit A-1, A-2 and A-3, respectively, and the Borrower and the Bank and Mr. Namvar has executed and delivered the Mutual Releases set forth as Exhibit B-1.

2.             Payment of Legal Fees
               ---------------------

                  Upon execution of this Agreement, Borrower agrees to pay to Investor an aggregate of $27,289 as payment in full for all legal fees and expenses due and payable to Investor by Borrower under the Note and Warrant Purchase Agreement other than with respect to legal fees and expenses incurred in connection with the negotiation of the terms of the settlement set forth herein and the review and preparation of this Agreement. In addition, Borrower shall pay to Investor the legal fees and expenses incurred by Investor with respect to the negotiation of the terms of the settlement set forth herein, including the review and preparation of this Agreement, within 10 calendar days of presentation to Borrower of invoices for such legal fees and expenses, provided, however, Borrower shall only be required to reimburse Investor for a maximum of up to $7,500 in legal fees and expenses incurred by Investor in connection with the review and preparation of this Agreement.

3.             Mutual General Release.
               -----------------------

          (a) Except as otherwise expressly provided herein, Investor hereby releases and forever discharges Borrower, the Bank, and their officers, directors, agents, affiliates, successors and assigns, from any and all claims, debts, losses, covenants, agreements, contracts, liabilities, demands, obligations, accounts, expenses, actions, causes of action and suits, whether past, present or future, known or unknown, at law or in equity, of whatever kind or nature whatsoever (collectively, "Claims"), which Investor now has, owns, or holds, or has at any time heretofore had, owned or held, or may at any time hereafter have, own or hold, by reason of any fact, matter, cause or thing whatsoever from the beginning of time to the date hereof, including, without limitation, any and all matters arising from or in connection with the Note and Warrant Purchase Agreement and any other fact or matter arising out of or in connection with any agreement or alleged agreement between Investor and Borrower or the Bank, whether written or oral. The foregoing release shall not extend to Investor's rights to enforce the provisions of this Agreement or the Warrants.

          (b) Except as otherwise expressly provided herein, Borrower and the Bank hereby release and forever discharge Investor and its members, managers, officers, directors, agents, affiliates, successors and assigns, from any and all Claims, which Borrower or the Bank now has, owns, or holds, or has at any time heretofore had, owned or held, or may at any time hereafter have, own or hold, by reason of any fact, matter, cause or thing whatsoever from the beginning of time to the date hereof, including, without limitation, any and all matters arising from or in connection with the Note and Warrant Purchase Agreement and any other fact or matter arising out of or in connection with any agreement or alleged agreement between Investor and Borrower or the Bank, whether written or oral. The foregoing release shall not extend to the rights of Borrower or the Bank to enforce the provisions of this Agreement or the Warrants.

          (c) Except as otherwise set forth herein, each party agrees that this Agreement shall be effective as a full and final accord and satisfaction and release of each and every matter hereinabove referred to. In furtherance of this intention, each party acknowledges that each party is familiar with Section 1542 of the California Civil Code, which provides as follows:

                                    "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

                  Except as otherwise set forth herein, each party waives and relinquishes any rights and benefits which that party has or may have under Section 1542 of the California Civil Code, to the fullest extent permitted by law. In connection with such waiver and relinquishment, each party acknowledges that any party may hereafter discover claims or facts in addition to or different from those which each party now knows or believes to exist with respect to the subject matter of this Agreement, but that it is each party's intention hereby fully, finally and forever to settle and release any and all released matters, disputes and differences, known or unknown, suspected or unsuspected, which now exist, may exist, or heretofore have existed, as set forth herein. In furtherance of such intention, and except as otherwise expressly reserved herein, the releases herein given shall be and remain in effect as full and complete general release, notwithstanding the discovery or existence of any such additional or different claims or facts.

          (d) Each party acknowledges and agrees that it has not assigned to any third party any Claim or any interest in any Claim that it has or at any time has had against any other party, and that it has the full power and authority to enter into this Agreement and the release of Claims included herein.

4.       Miscellaneous.
         --------------

          (a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all prior negotiations, proposed agreements and agreements, written or oral. The parties hereto further agree that any amendment or modification to this Agreement must be in writing, signed by both parties.

          (b) This Agreement shall be binding up and inure to the benefit of the parties hereto and their respective successors and assigns.

          (c) This Agreement has been entered into in the State of California and its validity, construction, interpretation and legal effect shall be governed by the laws of the State of California applicable to contracts entered into and performed entirely within the State of California.

          (d) Should any litigation be commenced between the parties hereto or their representatives or should any party institute any proceeding in a bankruptcy or similar court which has jurisdiction over any other party hereto or any or all of his or its property or assets concerning any provision of this Agreement or the rights and duties of any person or entity in relation thereto, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for his or its or their attorneys' fees and court costs in such litigation which shall be determined by the court in such proceeding or in a separate action brought for that purposes.

          (e) This Agreement may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all parties hereto, notwithstanding that all of the parties are not signatories to the original or the same counterpart.

          (f) Enforcement of this Agreement is also subject to Section 16.15 of the Note and Warrant Purchase Agreement (Waiver of Right to Trial by Jury).

                           IN WITNESS WHEREOF, the parties hereto have set forth
                  their hands as of the date first above written.


                                         NEW LIFE HOLDINGS, LLC.,
                                         by its managing member

                                         By: /s/ EZRI NAMVAR
                                            -----------------


                                         PACIFIC PREMIER BANCORP, INC.


                                         By:  /s/ STEVEN R. GARDNER
                                              ---------------------



                                         PACIFIC PREMIER BANK


                                         By:  /s/ STEVEN R. GARDNER
                                              ---------------------



                                       7